Exhibit 10.7

METHODE ELECTRONICS, INC.

ANNUAL BONUS PERFORMANCE GRANT

AWARD AGREEMENT

(FISCAL 2025)

This Annual Bonus Performance Grant Award Agreement, effective as of September ____, 2024 (the “Award Agreement”), is entered into by and between Methode Electronics, Inc., a Delaware corporation (the “Company”), and ____________________ (“Grantee”).

WHEREAS, the Company desires to reward Grantee for Grantee’s services to the Company and to encourage Grantee to continue to work for the benefit of the Company in a manner that will benefit the Company and the Company’s stockholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Company agrees to award to Grantee the annual bonus Performance Grant described herein under the Company’s 2022 Omnibus Incentive Plan (the “Plan”), subject to the terms and conditions set forth herein and in the Plan.

1. General. This Award Agreement and the Performance Grant awarded herein are subject to all of the provisions of the Plan applicable to Performance Grants. Unless the context otherwise requires, capitalized terms used herein shall have the same meanings as in the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and has read the Plan and fully understands its contents. In the event of any conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant. The Company hereby grants to Grantee an annual bonus Performance Grant payable in cash based upon the Performance Goals set forth on Exhibit A hereto (the “Award”). Following the end of the Performance Period, the Committee shall determine the level of attainment for the Performance Goals and the amount payable pursuant to the Award, which amount will be paid by the Company to Grantee in cash unless otherwise determined at the time of payment by the Committee in its sole discretion. Unless the Award is properly deferred under the terms of the Methode Electronics, Inc. Deferred Compensation Plan, the Performance Grant shall be settled on or before the 90th day following both (i) the end of the Performance Period, and (ii) certification by the Committee that the Performance Goals and any other material terms of the Performance Grant and the Plan have been satisfied and the amount that shall be paid under the Award’s terms, or as soon thereafter as is reasonably practicable.

3. Proprietary Interests Protection Agreement. [The Performance Grant herein is conditioned on Grantee’s execution of the Proprietary Interests Protection Agreement attached as Exhibit B.] / [Grantee previously executed the Proprietary Interests Protection Agreement attached as Exhibit B and reaffirms Grantee’s obligations under that Agreement.]

4. Construction. This Award Agreement is subject to the terms of the Plan and shall be construed in accordance therewith. The construction and operation of this Award Agreement are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

5. Amendment. This Award Agreement may be amended at any time by written agreement between the Company and Grantee. Any such amendment shall be made pursuant to a resolution of the Committee.

6. Severability. In the event that any provision or portion of this Award Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Award Agreement shall be unaffected thereby and shall remain in full force and effect.

7. Dispute Resolution. The parties initially shall attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Award Agreement or its breach or interpretation (each, a “Dispute”). For purposes of this negotiation, the Company shall be represented by one or more of its independent directors appointed by the Board of Directors. If the parties are unable to resolve the Dispute by direct negotiation within thirty (30) days after written notice by one party to the other of the Dispute, the Dispute shall be settled by submission by either party of the Dispute to binding arbitration in Chicago, Illinois (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the American Arbitration Association's Employment Arbitration Rules then in effect. The arbitrator will be an attorney licensed to practice law in the State of Illinois. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. Except as set forth below, each party shall pay: the fees of his, her or its attorneys; the expenses of his, her or its witnesses; and all other expenses connected with presenting his, her or its case. Except as set forth below, the costs of the arbitration, including the cost of any record or transcripts of the arbitration hearing, administrative fees, the fees of the arbitrator, and all other fees and costs shall be borne equally by the parties. In the event of a Dispute following or in connection with a Change of Control, the Company shall pay the fees of the arbitrator as well as the cost of any record or transcripts of the arbitration hearing and other administrative fees and costs. In all Disputes, the arbitrator will have discretion to make an award of fees, costs and expenses to the prevailing party.

8. Section 409A Compliance. It is the intention of the Company and Grantee that the Award and other benefits awarded under this Award Agreement shall be exempt from the requirements of Section 409A of the Code and its implementing regulations (“Section 409A”) and shall be interpreted in a manner consistent with this interpretation. In the event that the Company or Grantee reasonably determines that any award under this Award Agreement may be subject to Section 409A, the Company and Grantee shall work together to adopt such amendments to this Award Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective to the extent allowable by applicable laws), or take any other commercially reasonable actions necessary or appropriate to cause the Award and other benefits awarded under this Award Agreement to (i) be exempt from Section 409A, or (ii) otherwise comply with the requirements of Section 409A.

9. Counterparts. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Entire Agreement and Clawback Policy. This Award Agreement supersedes and cancels all prior written or oral agreements and understandings relating to the terms of this Award Agreement. This Award Agreement and the Award granted hereunder are subject to the Plan and the terms of any Change in Control Agreement between the Company and Grantee, as the same may be amended from time to time, if any. Additionally, this Award Agreement and the Award granted hereunder are subject to the terms of the Company’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law, including Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Dodd Frank Wall Street Reform and Consumer Protection Act. In addition, the Company shall recover from Grantee any Award recoverable under Section 304 of the Sarbanes-Oxley Act of 2002.

11. No Retention Rights. Nothing herein contained shall confer on Grantee any right with respect to continuation of employment or services by the Company or its Affiliates, or interfere with the right of the Company or its Affiliates to terminate at any time the employment or service of Grantee.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Award Agreement as of the day and year first above written.

METHODE ELECTRONICS, INC.

By:

Bruce K. Crowther

Chair, Compensation Committee

The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement, the Plan and the Company’s Incentive Compensation Recover Policy (clawback policy) as they pertain hereto.

GRANTEE

____________________________________

Name: _______________________